UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – July 13, 2006

MTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

New York	0-22122	13-3354896
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 High Ridge Road	06905
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code - 203-975-3700

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and the “company” refer to MTM Technologies, Inc. and, unless the context indicates otherwise, its subsidiaries on a consolidated basis.

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

We have determined to restate our consolidated financial statements for the fiscal quarters ended September 30, 2004 and December 31, 2004, the fiscal year ended March 31, 2005, and the fiscal quarters ended June 30, 2005, September 30, 2005, and December 31, 2005 (collectively, the “Restatement”) for the manner in which we accounted for certain acquisition related costs. The decision to make the Restatement was made by our Audit Committee on July 13, 2006. The Audit Committee concluded that our consolidated financial statements for the fiscal quarters ended September 30, 2004 and December 31, 2004, the fiscal year ended March 31, 2005, and the fiscal quarters ended June 30, 2005, September 30, 2005, and December 31, 2005 should no longer be relied upon due to this restatement.

Restated financial information for the fiscal year ended March 31, 2005 will be included in the Consolidated Financial Statements and related Notes included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Certain information relating to the quarterly financial information for the periods included in the Restatement will also be reflected in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

Authorized officers of the company have discussed the matters set forth herein with the company’s independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTM TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Francis J. Alfano
Francis J. Alfano, Chief Executive Officer

July 14, 2006

EXHIBIT INDEX

Exhibit